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                                                                   EXHIBIT 4.2.1


                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

        This AMENDMENT NO. 1 TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of the fourth day of January, 2000 by and among Commtouch Software Ltd., an Israeli company (the "COMPANY") having its principal executive offices at 6 Harzoran Street, Poleg Industrial Park,
P.O. Box 8511, Netanya 42504, Israel, and the investors identified on the signature page to this Agreement (collectively, the "PREFERRED SHAREHOLDERS").

        In accordance with the provisions of Section 7 of the Amended and Restated Registration Rights Agreement (the "RIGHTS AGREEMENT"), which provides that any provision of the Rights Agreement may be amended, and the exercise of any rights under the Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, and at least a 75% majority in interest of the holders of the Shares (as defined in the Rights Agreement), the parties to this Agreement hereby agree as follows:

        1. The undersigned Preferred Shareholders constitute a 75% majority in interest of the holders of the Shares (as defined in the Rights Agreement).

        2. The Company and the Preferred Shareholders hereby retroactively waive the application of the provisions of the Rights Agreement to the issuance of all of the ordinary shares purchased by each of Go2Net, Inc. and Vulcan Ventures, Incorporated on July 16, 1999, Microsoft Corporation on December 29, 1999 and the warrant issued to Go2Net, Inc. on July 16, 1999 and the registration statement filed in connection therewith.

        3. The Company and the Preferred Shareholders hereby amend and restate
Section 7 of the Rights Agreement in its entirety as follows:

               "Any provision of these registration rights may be amended, and the exercise of any rights under this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company, and a 51% majority in interest of the holders of the Shares, except that any party may waive as to itself the exercise of any rights under this Agreement."

        4. This Agreement shall be governed by the laws of Israel, with any terms relating to United States securities laws to be interpreted in accordance with the federal laws of the United States of America. Any dispute arising, under or with respect to this Agreement shall be resolved exclusively in the appropriate court in Tel-Aviv, Israel.

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        5. This Agreement and the Rights Agreement shall constitute the entire agreement among the parties regarding the transactions contemplated herein and therein, and may not be amended except in writing. Except as set forth herein, all of the terms of the Rights Agreement shall remain unchanged and be in full force and effect and are hereby ratified and confirmed in all respects. In the event of any conflict between the provisions of this Agreement and the Rights Agreement, the provisions of this Agreement shall control. On and after the date hereof, each reference in the Rights Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Rights Agreement as amended hereby.

        6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to
Amended and Restated Registration Rights Agreement as of the date first above written.

COMMTOUCH SOFTWARE LTD.

        By: ___________________________
        Name: _________________________
        Title: ________________________

PREFERRED SHAREHOLDERS:

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________

        By: ___________________________
        Name: _________________________
        Company: ______________________
        Title: ________________________


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